Loan Agreement

THIS LOAN AGREEMENT (“Agreement”) is entered into as of this 1st day of January 2023 by and between:

WISeKey International Holding SA, a Swiss company with its principal place of business at General Guisan Strasse 6, 6300 Zug, Switzerland as lender (“Lender”); and

WISeKey Semiconductors SAS (formerly named Vault-IC France), a French société par actions simplifiée à associé unique with its principal place of business located at rue de la Carrière de Bachasson, Arteparc Bachasson - Bâtiment A, 13590 Meyreuil, France (“Borrower”);

(together, the “Parties”)

BACKGROUND:

On October 1st, 2016 the Lender and the Borrower signed a Revolving Credit Agreement (the "REVOLVING CREDIT AGREEMENT") beginning on October 1st 2016 and ending on December 31st 2017, subsequently amended on November 1st 2017 (the “FIRST AMENDMENT”), on March 16th 2021 (the “SECOND AMENDMENT”), and on November 3rd 2022 (the “THIRD AMENDMENT” and the “FOURTH AMENDMENT”).

The Lender and the Borrower have also entered into the following Debt Transfer Agreements (collectively the “DEBT TRANSFER AGREEMENTS”):

1.	The Debt Transfer Agreement dated June 28, 2021 between WISeKey Semiconductors SAS, WISeKey SA and WISeKey International Holding AG;

2.	The Debt Transfer Agreement dated December 31, 2021 between WISeKey Semiconductors SAS and WISeKey International Holding AG;

3.	The Debt Transfer Agreement dated June 30, 2022 between WISeKey Semiconductors SAS and WISeKey International Holding AG;

4.	The Debt Transfer Agreement dated August 31, 2022 between WISeKey Semiconductors SAS, WISeKey SA and WISeKey International Holding AG;

5.	The Debt Transfer Agreement dated November 01, 2022 between WISeKey Semiconductors SAS, WISeKey SA, WISeKey USA Inc. and WISeKey International Holding AG;

6.	The Debt Transfer Agreement dated December 31, 2022 between WISeKey Semiconductors SAS, and WISeKey International Holding AG.

The Lender and the Borrower have also entered into the “Arrêté de la créance de WISeKey International Holding AG sur WISeKey Semiconductors SAS” (the “Arrêté de créance”) on December 14, 2022.

Both Parties now wish to establish a new loan agreement that replaces all of the aforementioned documents (that is: the REVOLVING CREDIT AGREEMENT and its Amendments, the DEBT TRANSFER AGREEMENTS and the Arrêté de créance) and creates a single, consolidated agreement. As of the date of this Agreement, a total balance of USD 1,407,497.09, including accumulated interest up to and including December 31, 2022, was due from the Borrower to the Lender

WITNESSETH:

WHEREAS, the Borrower has requested the Lender to extend to the Borrower a loan in the principal amount of up to USD 5 million (“Principal Amount”), and the Lender has agreed to extend to the Borrower the loan so requested by the Borrower.

NOW, THEREFORE, it is hereby agreed as follows:

1	Loan

1.1	The Lender has already extended to the Borrower the first instalment of USD 1,407,497.09 of the Principal Amount and it is outstanding as of the 1st day of January 2023 (“Drawdown Date”).

1.2	The Lender shall extend to the Borrower further instalments up to the total Principal Amount available on such dates as agreed by the Lender and the Borrower (“Additional Drawdown Dates”).

1.3	In this Agreement, “Loan” shall mean the outstanding balance from time to time of the loan provided to the Borrower by the Lender.

1.4	The Borrower shall borrow the Principal Amount in multiple drawdowns, starting on the Drawdown Date and continuing on the Additional Drawdown Dates subject to the following conditions:

1.4.1	future instalments of no more than USD 1,000,000 and with a minimum period of thirty (30) days between any two instalments, and each instalment being based upon proof of actual funding requirements at that time;

1.4.2	a funding request shall be sent to the Lender by the Borrower at least five (5) working days ahead of the funding date;

1.4.3	the Lender has the right to reasonably refuse a request for an instalment funding and is under no obligation to provide the instalments should it deem that the Borrower’s request is unnecessary or excessive, or that the Borrower has failed to comply with any previous conditions, not limited to those contained within this agreement, that had been agreed between the Parties prior to the funding request;

1.4.4	no material adverse change in the business, operations or condition (financial or otherwise) of WISeKey Semiconductors have occurred.

2	Interest, Default Interest and Costs

2.1	Interest shall accrue on the Loan at the rate of 2.5 percent (two point five percent) per annum (“Interest Rate”).

2.2	Interest on the Loan at the Interest Rate shall be payable on the Repayment Date (as defined below).

3	Repayment

3.1	The repayment of the Loan shall be made on or around 31 December 2024 or at such other date as agreed between the Borrower and the Lender (the “Repayment Date”) subject to the terms of any subordination agreement between the Borrower and the Lender, should such agreement exist.

3.2	In the event of a liquidity squeeze on the part of the Lender, the Loan shall be repaid within ten (10) days upon written request.

4	Term of the Agreement

4.1	The term of this Agreement shall commence on the date first set forth above and shall be effective until payment in full of all principal, interest and other sums payable by the Borrower hereunder.

5	Amendment

5.1	No amendment, alterations or modifications hereto shall be effective unless made in writing and executed by both Parties.

6	Debt Remission Agreement

6.1	On 1 April 2021, the Parties entered into the Debt Remission Agreement whereby the Parties agreed to a remission of EUR 5,000,000 of the debt owed by the Borrower under the terms of the REVOLVING CREDIT AGREEMENT and the FIRST and SECOND AMENDMENT.

6.2	This remission was completed under the condition that, should the Borrower return to profit, a portion of the remitted debt could be reinstated as agreed by the Parties.

6.3	This Agreement in no way supersedes or replaces the terms and conditions of the Debt Remission Agreement including the Condition Subsequent of this agreement.

7	Entire Agreement

7.1	This Agreement states the entire understanding of the Parties with respect to its subject matter and supersedes all previous representations, understandings or agreements, whether oral or written, by or between the Parties with respect to the subject matter hereof.

8	Governing Law and Jurisdiction

8.1	This Agreement shall be governed by and construed in accordance with the laws of Switzerland. The Parties irrevocably agree that the Courts of Zug shall have jurisdiction in relation to any dispute or controversy arising out of or in respect of this Agreement.

9	Notices

9.1	All written notices, requests, demands, and other communications under this Agreement or in connection herewith shall be in the English language and be deemed to be properly served if sent by registered mail, email transmission or by facsimile transmission (with confirmed transmission receipt) or by delivery by hand to them at their respective addresses set forth above

Any notices sent by registered mail shall be deemed to have been given five (5) days after dispatch. Any notices given by facsimile transmission as aforesaid shall be deemed to have been given upon dispatch. Any notices delivered by hand delivery shall be deemed to have been given on the date such delivery is made. Either party may change the address at any time by written notice to the other party.

10	Remedies and Waivers

10.1	No failure to exercise, nor any delay in exercising, on the part of either the Lender or the Borrower, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

11	Counterparts and Language

11.1	This Agreement is written in English and executed in two counterparts, each of which shall be deemed an original. In case of conflict, the English text of this Agreement shall prevail over any translation thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

WISeKey International Holding SA

/s/ Carlos Moreira

By: Carlos Moreira

Title: CEO

/s/ Peter Ward

By: Peter Ward

Title: CFO

WISeKey Semiconductors SAS

/s/ Peter Ward

By: Peter Ward

Title: President

/s/ Bernard Vian

By: Bernard Vian

Title: General Manager